Exhibit 8.1

2728 N. Harwood Street Suite 500 Dallas, TX 75201	214.745.5400 office 214.745.5390 fax winstead.com

June 2, 2025

Blackboxstocks, Inc.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

Dear: Ladies and Gentlemen:

We have acted as counsel to Blackboxstocks, Inc., a Nevada corporation (“BLBX”), in connection with the transactions described in the Registration Statement on Form S-4 (the ”Merger”) originally filed with the Securities and Exchange Commission on April 14, 2025 as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the ”Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, the Agreement and Plan of Merger dated as of March 10, 2025, as subsequently amended (the “Merger Agreement”) by and among BLBX, RABLBX Merger Sub, Inc., a Nevada corporation (“Merger Sub”), and REalloys, Inc., a Nevada corporation (“REalloys”), and certain shareholders of REalloys stock, the representation letters of BLBX and REalloys delivered to us for purposes of rendering our opinion stated herein (the ”Representation Letters”) and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Merger Agreement are true, correct and complete in all material respects; that the Merger will be completed in accordance with the Registration Statement and the Merger Agreement (and no transaction or condition described therein and affecting this opinion will be waived by any party); the factual statements and representations made in the respective Representation Letters are true, complete and correct as of the date hereof and will remain true, complete, and correct at all times; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct, and complete without such qualification; that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement; and that BLBX and REalloys and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with statements in the Registration Statement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

WINSTEAD PC  |  ATTORNEYS1

June 2, 2025

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “Certain Material U.S. Federal Income Tax Consequences of the Merger – Qualification of the Merger as a Reorganization” and “Certain Material U.S. Federal Income Tax Consequences of the Receipt of Contingent Value Rights,” subject to the limitations and qualifications described therein, insofar as they relate to matters of United States federal income tax law, constitute our opinion of the material United States federal income tax consequences of the transactions described therein.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Winstead PC